UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2023

GETAROUND, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40152	85-3122877
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Green Street

San Francisco, California 94111

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (415) 295-5725

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	GETR	The New York Stock Exchange
Warrants, each whole warrant exercisable for one share of Common Stock, each at an exercise price of $11.50 per share	GETR WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.05	Costs Associated with Exit or Disposal Activities.

On February 1, 2023, the Board of Directors of Getaround, Inc. (the “Company”) approved a restructuring plan to streamline operations and reduce costs to achieve a leaner path to profitability. The Company expects to reduce global headcount by approximately 10%. The Company also anticipates significantly reducing costs associated with external consultants, professional services providers and vendors for certain software and tools. The Company has also initiated a new suite of risk management tools to improve revenue yield and reduce the cost of risk during trips booked on the Getaround marketplace. The Company estimates that it will incur total costs in connection with the restructuring of approximately $1.4 million, substantially all of which is expected to be related to severance and benefits costs. These changes together are estimated to result in cost savings of between $25 million and $30 million on an annualized run-rate basis and these actions are expected to be completed in calendar year 2023.

Item 7.01	Regulation FD Disclosure.

On February 2, 2023, the Company issued a press release and published a blog post to the Company’s website announcing the restructuring plan described above. Copies of the press release and the blog post are furnished herewith as Exhibits 99.1 and 99.2, respectively.

The foregoing description and the other information provided pursuant to this Item 7.01, including Exhibits 99.1 and 99.2, is “furnished” and shall not be deemed “filed” with the Securities and Exchange Commission (the “SEC”) or incorporated by reference in any filing under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, except as expressly set forth by specific reference in any such filings.

Cautionary Note Regarding Forward Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events, such as statements related to the expected benefits of and timing of completion of the restructuring plan, and the expected costs and charges associated therewith. In some cases, you can identify forward-looking statements by terminology such as “intends,” “plans,” and “will,” or the negative of these terms or variations of them or similar terminology. We have based these forward-looking statements on our current expectations and assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate under the circumstances. However, whether actual results and developments will conform with our expectations and predictions is subject to a number of risks and uncertainties, many of which are beyond our control, including the risk that the restructuring costs and charges may be greater than anticipated; the risk that the Company’s restructuring efforts may adversely affect its ability to recruit and retain skilled and motivated personnel, and may be distracting to employees and management; the risk that the restructuring efforts may negatively impact the Company’s business operations and reputation with or ability to serve hosts and guests; the risk that the restructuring efforts may not generate their intended benefits to the extent or as quickly as anticipated; and the other factors under the heading “Risk Factors” in our Current Report on Form 8-K filed with the SEC on December 14, 2022, and in other filings that the Company has made and may make with the SEC in the future. All of the forward-looking statements made in this Current Report on Form 8-K are qualified by these cautionary statements. The actual results or developments anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on the Company or our business or operations. Such statements are not intended to be a guarantee of future performance and actual results or developments may differ materially from those projected in the forward-looking statements. You should not place undue reliance on these forward-looking statements, which are made only as of the date of this Current Report on Form 8-K. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release, dated February 2, 2023.

99.2	Blog post, dated February 2, 2023.

104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GETAROUND, INC.

Date: February 2, 2023	/s/ Spencer Jackson
Name: Spencer Jackson
Title: General Counsel and Secretary